EXHIBIT 99.2

From: "William Donahue" <wdonahue@harmonieinternational.com>
Date: Thu, 7 Aug 2008 11:46:05 -0400
To: 'James D. Burchetta'<jburchetta@debtresolve.com>
Subject: Update on SWIFT to DRV

Jimmy,

With the environment we are in with regards to transferring of funds via our European account to our U.S. accounts, we are finally at the end of the hassle of this transfer process.  As you know we have been and continue to be very committed to the funding of DRV, if we were not, we would not have gone through the hassles of this transfer of funds. I have today executed the Swift to Switzerland, I have already instructed and executed the Swift instructions from the Suisse accounts to TD Commerce Bank tomorrow, for further credit to your nominated accounts.

If the exchange has an issue with this scheduling, have them call me. I would be happy to speak with them……..

Sincerely,

William E. Donahue, Jr.
Chairman/ CEO

Harmonie Worldwide LLC
                   Sophisticated Financial Networks, Structures & Results